Exhibit 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vishay Intertechnology, Inc. for the registration of $1,000,000,000 of common stock or debt securities and to the incorporation by reference therein of our report dated February 2, 2000 (except for Note 17, as to which the date is March 21, 2000), with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                           /s/Ernst & Young LLP


Philadelphia, Pennsylvania
December 20, 2000